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                         CONRAD C. LYSIAK
                  Attorney and Counselor at Law
                      West 601 First Avenue
                            Suite 503
                   Spokane, Washington   99204
                          (509) 624-1475
                        Fax (509) 747-1770

                              June 24, 1996


First American Scientific Corp.
470 Granville Street
Suite 1122
Vancouver, British Columbia
Canada    V6C 1V5


               RE:  Registration Statement on Form S-8 (S.E.C.
                    File No. 333-               ) covering the
                    Public Offering of Common Shares of First
                    American Scientific Corp.



Gentlemen:

          I have acted as counsel for First Amreican Scientific Corp. (The "Company"), in connection with the registration by the Company of an aggregate of 2,000,000 Common Shares, par value $0.001 per share, underlying Options issued to employees, directors and/or officers of the Company (the "Options"), all as more fully set forth in the Registration Statement on Form S-8 to be filed by the Company.

          In such capacity, I have examined, among other documents, the Articles of Incorporation, as amended, Bylaws and minutes of meetings of its Board of Directors and shareholders, and the Non-Qualifying Stock Option Plan of the Company.

          Based upon the foregoing, and subject to such further examinations as I have deemed relevant and necessary, I am of the opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada.

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                              First American Scientific Corp.
                              June 24, 1996
                              Page 2



          2. The Options and underlying Common Shares have been legally and validly authorized under the Articles of Incorporation, as amended, of the Company, and when issued and paid for upon exercise of the Options, the Common Shares underlying the Options will constitute duly and validly issued and outstanding, fully paid and nonassessable, Common Shares of the Company.

                              Yours truly,

                              /s/ Conrad C. Lysiak


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